PDL®

2019 First Quarter Financial Results Conference Call

May 9, 2019

Forward-Looking Statements

This presentation contains forward-looking statements including PDL's expectations with respect to its future royalty revenues, expenses, net income and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- Our ability to realize the benefits of our investments in Evofem Biosciences, Inc., Noden Pharma DAC and LENSAR, Inc. and our income generating assets;
- Risks related to the commercialization of our products or those of our counterparties, including but not limited to, competition from other products (including generic products), compliance with laws and regulatory requirements, pricing, intellectual property rights, reliance on a third party for commercialization of our authorized generic product, standards of care as they apply to the use of our products, unexpected changes to tax, import or export rules;
- Our reliance on third-party manufacturers who may not perform as expected;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be under-secured and unable to recuperate our capital expenditures in the transaction;
- Failure to obtain or maintain regulatory approvals relating to our products and those underlying certain of investments and income generating assets;
- Failure to acquire additional products or other sources of revenues sufficient to continue operations;
- Competitive or market pressures on our products, licensees, borrowers and royalty counterparties;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency exchange rates;
- Positive or negative results in PDL's attempt to license or acquire products or income generating assets;
- Our ability to utilize our net operating loss carryforwards and certain other tax attributes;
- The outcome of litigation or disputes, including potential product liability; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investor Relations" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

PDL

Background on Evofem Biosciences

- Nasdaq listed: EVFM
- Developing innovative products to address unmet needs in women's sexual and reproductive health
- Lead investigational drug product, Amphora®
  - An on-demand, non-hormonal gel contraceptive
  - Initially filed for approval in 2015
    - CRL received due to disparity in efficacy results from clinical sites in Russia vs. other locations
  - New trial (AMPOWER study) completed and clinical results reported by Evofem in December 2018
    - Met primary endpoint of prevention of pregnancy
    - Amphora had a favorable safety profile and was well tolerated
  - Plans to resubmit NDA in Q4 of 2019
  - Preparing for commercial product launch in 1st half of 2020

Rationale for Our Investment in Evofem

- We like the therapeutic space
  - We identified women's health as an area of strategic interest
- We like the Evofem team
  - Positive assessment of the Evofem CEO and management team
- We like Amphora as a novel product that addresses a significant unmet need and fits PDL strategic focus:
  - Late stage product with attractive near term commercial potential
  - Large addressable market and favorable access
  - Opportunity for expanded use through label expansion
- We like the structure of the transaction
- Opportunity for PDL to take an active role and contribute our expertise to the successful development of Amphora and Evofem

PDL

PDL's Advantages in Evofem Transaction

- Strong and liquid balance sheet
  - Allowed quick deployment of first tranche of funds
- Commercialization experience
  - Enabled us to be credible in the negotiations with Evofem
- Flexibility in deal structure
  - Allowed entry to opportunity
  - Allows for further investment
  - Supports building a leading women's health company

Evofem: Terms of Transaction

- Potential total investment of $60 million by PDL
- $30 million 1st tranche closed on April 11
  - ~6.67 million shares of EVFM, plus
  - ~1.67 million common stock warrants of EVFM priced at $6.38 per share
- $50 million 2nd tranche decision on or before June 10
  - Same per share terms as 1st tranche
  - $30 million from PDL, should we exercise our right
  - $10 million from Woodford Investment Management
  - $10 million from Invesco Asset Management
  - Right to exercise is subject to Evofem shareholder approval

PDL

Share Repurchase Program Update

- To date we have used $80.3 million to repurchase approximately 24.5 million shares at an average price of $3.27 per share under the $100 million share repurchase plan announced in September 2018
  - Repurchased 8.7 million shares for $25.5 million in Q4 2018
  - Repurchased 13.1 million shares for $44.4 million in Q1 2019
  - Repurchased 2.8 million shares for $10.4 million to date in Q2 2019
  - We have $19.7 million remaining under that plan
- Previously completed $55 million in two prior stock repurchase programs
  - 22.1 million shares at an average repurchase share price of $2.49
- While our focus is on the strategic acquisition of pharma assets, given the significant discount of PDL's stock price to its book value, we have used share repurchase programs to return value to shareholders

PDL

LENSAR:
Robust Growth and Continued Innovation

- LENSAR reported revenues of $6.7 million in Q1 2019
  - 35 percent increase over Q1 2018
- Q1 2019 GAAP net loss of approximately $1.2 million
  - EBITDA net loss of approximately $600,000
- LENSAR technology helps surgeons increase their efficiency and patient outcomes in managing total astigmatism in their cataract procedures
- Committed to support LENSAR's talented team and its new R&D efforts to enhance technology and build value
- Substantial growth opportunities through continued innovation

LENSAR
CATARACT LASER WITH AUGMENTED REALITY

PDL

Noden: Continued Focus on Profitability

- Actions to increase the profitability of Tekturna® in the U.S. and mitigate the impact of generic competition include:
  - Launching authorized generic (AG) version of Tekturna (aliskiren) through Prasco Laboratories in anticipation of generic competition from Anchen Pharmaceuticals
    - Estimated that Prasco has captured 65% of the generic market
  - Discontinuing contract sales force in August 2018 resulting in savings of $3.5 to $4 million per quarter
  - Terminating all promotional efforts in the second half of 2019 and restructuring U.S. team
- Imminent launch of Rasilez in China through partner Lee's Pharmaceutical Holdings
- Noden GAAP net income of $5.6 million in Q1 2019

First Quarter 2019 Financials (unaudited)

(In thousands, except per share amounts)	Three Months Ended March 31, 2019	2018
Product revenue, net	$ 26,686	$ 23,324
Royalty rights - change in fair value	12,257	11,091
Royalties from Queen et al. patents	3	2,783
Interest revenue	-	749
License and other	(33)	571
Total revenues	38,913	38,518
Cost of product revenue	12,810	10,566
Amortization of intangible assets	1,572	6,293
General and administrative expenses	10,462	11,661
Sales and marketing	2,730	5,513
Research and development	869	793
Change in fair value of contingent consideration	-	(600)
Total operating expenses	28,443	34,226
Operating income	10,470	4,292
Interest and other income, net	1,874	1,914
Interest expense	(2,955)	(3,585)
Income before income taxes	9,389	2,621
Income tax expense	2,772	1,019
Net income	6,617	1,602
Less: Net loss attributable to noncontrolling interests	(63)	-
Net income attributable to PDL's shareholders	$ 6,680	$ 1,602
Net income per share - Basic	$ 0.05	$ 0.01
Net income per share - Diluted	$ 0.05	$ 0.01

PDL

First Quarter 2019 Financials (unaudited)

(in thousands)	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018
GAAP net income attributed to PDL's shareholders as reported	$ 6,680	$ 1,602
Adjustments:		
Mark-to-market adjustment to fair value assets	363	7,532
Non-cash interest revenues	-	(74)
Non-cash stock-based compensation expense	1,169	957
Non-cash debt offering costs	1,923	2,132
Non-cash depreciation and amortization expense	1,128	1,004
Mark-to-market adjustment on warrants held	33	(71)
Amortization of the intangible assets	1,572	6,293
Mark-to-market adjustment of contingent consideration	-	(600)
Income tax effect related to above items	(1,013)	(4,666)
Total adjustments	5,175	12,507
Non-GAAP net income	$ 11,855	$ 14,109

PDL

First Quarter 2019 Financials (unaudited)

Consolidated balance sheet data *(in thousands)*	March 31, 2019	December 31, 2018
Cash and cash equivalents	$ 366,324	$ 394,590
Total notes receivable	$ 63,704	$ 63,813
Royalty rights - at fair value	$ 376,147	$ 376,510
Intangible assets, net	$ 49,746	$ 51,319
Total assets	$ 923,533	$ 963,736
Convertible notes payable	$ 126,567	$ 124,644
Total stockholders' equity	$ 693,784	$ 729,779

PDL